Exhibit 99.1

Charlotte’s Web Appoints Digital Marketing Executive,

Alicia Morga, to Board of Directors

Bringing digital transformation and e-commerce expertise with a background in legal, venture capital and private equity

DENVER, December 7, 2022 - Charlotte's Web Holdings, Inc. ("Charlotte's Web" or the "Company") (TSX:CWEB, OTCQX:CWBHF), the market leader in hemp CBD extract products, announces the appointment of Alicia Morga to its Board of Directors.

Ms. Morga brings extensive digital marketing and e-commerce experience to the board and is the founder and Chief Executive Officer of No. 8 Media, Inc., which was established in 2016 and provides digital transformation services to consumer packaged goods, health, education, and financial technology companies. Prior to No. 8 Media, she managed the bill pay product for Digital Insight, NCR’s retail financial subsidiary, and before that was the founder and Chief Executive Officer of Consorte Media, Inc., a digital marketing company which helped large advertisers reach the Hispanic market.

Prior to Consorte, Ms. Morga worked in venture capital for The Carlyle Group and Hummer Winblad Venture Partners with a focus on the technology sector.

Before that, she was a corporate attorney for Wilson Sonsini Goodrich & Rosati, and an investment banker at Goldman, Sachs & Co. She has been named a Young Global Leader by the World Economic Forum and one of the Most Influential Women in Technology by Fast Company.

Ms. Morga is also an adjunct professor of Digital Marketing for the University of San Francisco and teaches online and in person digital marketing courses for enterprises. She holds a J.D. from Stanford Law School, a B.A. from Stanford University, and is a California Bar Member.

Ms. Morga replaces Jean Birch who is retiring from the Board.

“We are excited to welcome Alicia and her extensive experience in digital marketing, as the Company brings a sharp focus on its E-commerce experience in the coming year,” said John Held, Chairman of Charlotte’s Web. “The Board also thanks Jean for her valuable contributions over the past two years.”

Ms. Morga will serve on the Audit and Compensation Committees.

About Charlotte’s Web Holdings, Inc.

Charlotte's Web Holdings, Inc., a Certified B Corporation headquartered in Denver, is the market leader in innovative hemp extract wellness products under a family of brands that includes Charlotte's Web™, CBD Medic™, and CBD Clinic™. Charlotte’s Web whole-plant CBD extracts come in full-spectrum and broad-spectrum (THC-free) options, including the world’s only broad-spectrum CBD certified NSF for Sport®, which is the official CBD of Major League Baseball©. Founded by the seven Stanley Brothers, ignited the CBD industry when they came to global prominence with the coverage of a young girl’s astounding reaction to their hemp extract. Their advocacy changed laws, public perception, and research around the vast health potential of plant-based solutions. The Stanleys built their business with the mission to bring safe, botanical options to health seekers worldwide. Charlotte's Web branded premium quality products start with proprietary hemp genetics that are American farm-grown using organic and regenerative cultivation practices. The Company's hemp extracts have naturally occurring botanical compounds including cannabidiol ("CBD"), CBC, CBG, terpenes, flavonoids, and other beneficial compounds. The Company's CW Labs R&D division advances hemp science at a center of excellence in Louisville, Colorado. Charlotte’s Web product categories include CBD oil tinctures (liquid products) CBD gummies (sleep, stress, exercise recovery), CBD capsules, CBD topical creams and lotions, as well as CBD pet products for dogs. Through its vertically integrated business model, Charlotte’s Web maintains stringent control over product quality and consistency with 20+ product lot testing for quality assurance. Charlotte’s Web products are distributed to more than 15,000 retailer locations, over 8,000 health care practitioners, and online through the Company's website at www.charlottesweb.com.

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Forward-Looking Information

Certain information in this news release constitutes forward-looking statements and forward-looking information within the meaning of applicable securities laws (collectively, "forward-looking information"). In some cases, but not necessarily in all cases, forward looking information can be identified by the use of forward-looking terminology such as "plans", "targets", "expects" or "does not expect", "is expected", "an opportunity exists", "is positioned", "estimates", "intends", "assumes", "anticipates" or "does not anticipate" or "believes", or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might", "will" or "will be taken", "occur" or "be achieved". In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information.

Statements containing forward-looking information are not historical facts, but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such statements containing forward-looking information. Although these statements containing forward-looking information are based on assumptions the Company considers to be reasonable based on the information available on the date such statements are made, such statements are not guarantees of future performance and readers are cautioned against placing undue reliance on forward-looking information.

The material factors and assumptions used to develop the forward-looking information herein include, but are not limited to, international and political considerations; regulatory changes; and the factors discussed throughout the "Risk Factors" section of the Company's most recently filed annual information form available on www.SEDAR.com and in the Company's most recently filed Annual Report on Form 10-K and quarterly report on Form 10-Q as amended, and other filings with the Securities and Exchange Commission available on www.SEC.gov. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Contact:

Cory Pala | Director of Investor Relations

(720) 484-8930

Cory.Pala@CharlottesWeb.com

Charlotte’s Web Holdings, Inc.

THE WORLD’S MOST TRUSTED HEMP EXTRACT™